Exhibit 10.23

STUBHUB HOLDINGS, INC.

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT is dated as of August 12, 2025 (the “Effective Date”), by and between StubHub Holdings, Inc. (the “Company”) and Connie James (the “Executive”).

WHEREAS, the Company and the Executive are party to that certain Employment Agreement, dated as of June 26, 2023 (the “Prior Agreement”); and

WHEREAS, the Company and the Executive desire to amend certain terms of the Prior Agreement as described herein (this “Amendment No. 1”), which will be effective as of the Effective Date.

NOW, THEREFORE, in consideration of the foregoing, the Prior Agreement is hereby amended as follows:

1. Section 3(a) of the Prior Agreement is hereby amended and restated in its entirety as follows:

“(a) Base Salary. During the Term, the Executive’s annual base salary will be at least $1,000,000 (the “Base Salary”); provided, (i) commencing January 1, 2026, the Base Salary will be increased to $1,250,000 and (ii) commencing January 1, 2027, the Base Salary will be increased to $1,375,000. The Base Salary may be increased but shall not be subject to decrease, and will be subject to applicable tax withholdings and any required deductions and will be payable in equal installments in accordance with the Company’s regularly scheduled payroll practice.”

2. Section 3(b) of the Prior Agreement is hereby amended and restated in its entirety as follows:

“(b) Annual Bonus. For each calendar year ending during the Term and subject to the Executive’s continued employment through the last day of the applicable calendar year, the Company will pay the Executive a guaranteed annual bonus (“Annual Bonus”) of at least $750,000; provided, that the Company will pay the Executive a guaranteed Annual Bonus of (i) $1,000,000 for calendar year 2025, (ii) $1,250,000 for calendar year 2026, and (iii) $1,500,000 for calendar year 2027 and thereafter. The Annual Bonus will be paid at the same time bonuses are paid on or before January 15 of the calendar year following the calendar year to which the Annual Bonus relates.

3. A new Section 3(g) shall be added to the Prior Agreement as follows:

“(g) IPO Cash Bonus. Subject to the Executive’s continued employment through the applicable payment date, the Executive shall be eligible to earn a one-time bonus of $2,000,000 (the “IPO Cash Bonus”) related to the Company’s potential initial public offering (“IPO”), to be payable in the following increments upon the achievement of the following milestones: (i) $1,000,000 upon the second public filing of the Company’s registration statement with the Securities and Exchange Commission, (ii) $500,000 payable upon the date of pricing of the IPO (the “IPO Date”), and (iii) $500,000 payable on the date that is six (6) months following the IPO Date; provided that, notwithstanding the foregoing, the entirety of the IPO Cash Bonus will be payable no later than January 15, 2027.”

4. A new Section 3(h) shall be added to the Prior Agreement as follows:

“(h) Stay Private Bonus. For calendar years 2025, 2026 and 2027, and subject to the Executive’s continued employment through the applicable payment date, the Executive will be eligible to receive a cash bonus of $250,000 (the “Stay Private Bonus”). The Stay Private Bonus will be payable if, as of December 15 of each applicable calendar year (the “Measurement Date”) to which the Stay Private Bonus relates, a Listing Event has not occurred; provided, that if a Listing Event occurs following the Effective Date and prior to any applicable Measurement Date, the Executive’s eligibility to receive the Stay Private Bonus will automatically terminate and this Section 3(h) will be of no further force or effect and will not entitle the Executive to any payment related to hereunder. If earned, the Stay Private Bonus will be paid on or before January 15 of the calendar year following the calendar year to which the Stay Private Bonus relates.”

5. Full Force and Effect. Except as expressly hereby amended, the Prior Agreement will remain in full force and effect in accordance with the terms thereof. To the extent a conflict arises between the terms of the Prior Agreement and this Amendment No. 1, the terms of this Amendment No. 1 will prevail.

6. Governing Law. This Amendment No. 1 will be construed, interpreted and governed in accordance with the laws of the State of California, other than the conflict of law provisions of such laws.

7. Headings. The headings of this Agreement No. 1 are for the purpose of reference only and shall not affect the construction of the Prior Agreement.

8. Miscellaneous. The Prior Agreement, as amended by this Amendment No. 1, embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter thereof. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in the Prior Agreement and this Amendment No. 1. This Amendment No. 1 may be executed in several counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STUBHUB HOLDINGS, INC.
By:	/s/ Eric A. Baker
Name: Eric A. Baker
Title: Chief Executive Officer

EXECUTIVE
/s/ Connie James
Connie James

Signature Page to Amendment No. 1